Exhibit 99.1

Target Hospitality Announces Pecos Children’s Center Contract Extension, Reaffirms 2024 Financial Outlook and Enhances Strategic Capabilities

THE WOODLANDS, Texas, November 18, 2024 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced the extension and amendment of the Company’s Pecos Children’s Center (“PCC”) contract, reaffirmed its previously announced 2024 financial outlook and enhanced its strategic capabilities.

Since 2021, PCC has served as a cornerstone to the U.S. government’s critical domestic humanitarian aid mission.  The essential nature of this community supported a seamless PCC annual contract extension, representing the community’s fifth year of continuous operations and further illustrating the importance of this humanitarian solution.
The PCC contract extension and amendment (“PCC Contract”), effective November 16, 2024, supports a community capable of serving up to 6,000 individuals and will represent annual minimum lease revenue of approximately $168 million.  The PCC Contract continues to provide for additional occupancy based variable services revenue depending on active community population.  However, given the dynamic fluctuations in community population, Target believes it prudent to continue excluding any incremental PCC variable revenue from its 2024 outlook.
Target’s contract portfolio, including the PCC Contract, supports a high degree of revenue visibility, strong cash generation and an optimized balance sheet.  These strong business fundamentals support the Company’s reaffirmed 2024 financial outlook.
In addition, the Company has taken intentional steps to enhance its strategic capabilities as it pursues an expanding pipeline of government services growth opportunities.  Specifically, the Company has engaged Carla L. Provost, a former Chief of the United States Border Patrol under the previous Trump administration, to serve as a strategic advisor and government liaison.  With over 25 years of service in the U.S. Border Patrol, the Company believes Ms. Provost’s knowledge and experience will provide valuable insight as Target actively evaluates multiple government focused strategic growth initiatives.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-

looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements including variable occupancy levels associated with subcontracts in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Trump administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com
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